UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VB Clothing Inc.
(Name of registrant as specified in its charter)

Nevada	2339	27-3687123
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2087 Desert Prairie St.
Las Vegas, Nevada 89135
(702) 530-8665
(Address and telephone number of registrant’s principal executive offices)

Harold P. Gewerter, Esq. Ltd.
Law Offices of Harold P. Gewerter, Esq. Ltd. 2705 Airport Drive N. Las Vegas, NV 89032 Telephone: (702) 382-1714 Facsimile No. (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)
Shares of Common
Stock, par value $0.001	4,000,000	$.01	$40,000	$1.23

4,000,000 shares are being offered by a direct offering at the price of $.01 per share.

2

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

VB

VB CLOTHING INC.

4,000,000 Shares of Common Stock

$0.01per share

$40,000 Maximum Offering

VB Clothing Inc. (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of VB Clothing Inc. and no public market exists for the securities being offered. The Company is offering the shares on a “self-underwritten”, best-efforts all or none basis directly through our officer and director. The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. Anthony Pasquale, the sole officer and director of VB Clothing Inc., intends to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officer and director. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq. Ltd. Escrow Agent f/b/o VB Clothing Inc.. A Trust Account will hold all the subscription funds pending placement of the entire offering. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.

The Officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. VB Clothing Inc. will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

VB Clothing Inc. is a development stage, Start-up Company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 8.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prior to this offering, there has been no public market for VB Clothing Inc.’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Maximum	4,000,000	$0.01	$0.00	$40,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. VB CLOTHING INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

VB Clothing Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 20__.

Table of Contents

PART I: INFORMATION REQUIRED IN PROSPECTUS	6
SUMMARY OF PROSPECTUS	6
General Information about the Company	6
The Offering	7
RISK FACTORS	8
RISKS ASSOCIATED WITH THIS OFFERING	10
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	13
PLAN OF DISTRIBUTION	13
Offering will be Sold by Our Officer and Directors	13
Terms of the Offering	14
Deposit of Offering Proceeds	14
Procedures and Requirements for Subscription	15
DESCRIPTION OF SECURITIES	15
INTEREST OF NAMED EXPERTS AND COUNSEL	16
DESCRIPTION OF OUR BUSINESS	16
General Information	16
Business Overview	17
Product Development	17
Industry Analysis and Competition	17
Marketing	18
12 Month Growth Strategy and Milestones	19
Patents and Trademarks	20
Need for any Government Approval of Products or Services	20
Government and Industry Regulation	20
Research and Development Activities	20
Environmental Laws	20
Employees and Employment Agreements	20
DESCRIPTION OF PROPERTY	20
LEGAL PROCEEDINGS	20
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	20
FINANCIAL STATEMENTS	F-1
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE	25
FINANCIAL DISCLOSURE	25
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	25
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	26
EXECUTIVE COMPENSATION	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
FUTURE SALES BY EXISTING STOCKHOLDERS	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
INDEMNIFICATION	28
AVAILABLE INFORMATION	28
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS	II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS	II-1
RECENT SALES OF UNREGISTERED SECURITIES	II-1
EXHIBITS	II-2
UNDERTAKINGS	II-2

PART I: INFORMATION REQUIRED IN PROSPECTUS

VB CLOTHING INC.

2087 DESERT PRIAIRE ST

LAS VEGAS, NEVADA 89135

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to VB Clothing Inc.”.

General Information about the Company

VB Clothing Inc. was incorporated in the State of Nevada on October 15, 2010. VB Clothing Inc. is a development stage company with a principal business of selling active/leisure lines of women’s clothing. The Company’s initial clothing line consists of the use of a denim and spandex combination in the construction that is uniquely comfortable and fashionable in design. We plan to stay on the cutting edge of the constantly changing active/leisure market and our goal is to create a quality reputation within the garment marketplace. VB Clothing conducted research on various marketing venues and plans to sell our initial line of clothing through the use of website online sales and print media.

VB Clothing Inc. is a development stage company that has not significantly commenced its planned principal operations. VB Clothing Inc. operations to date have been devoted primarily to start-up and development activities, which include the following:

1.

Formation of the Company;

2.

Development of the VB Clothing Inc. business plan;

3.

Initiated various garment designs and reviewed the use of different material for construction of our proposed product lines;

4.

Conducted research on three major marketing channels/strategies including online sales, print media medium, and commissioned sales force;

5.

Formulated product development and marketing strategies for product lines to include:

•

“H.I.T. (Hot Innovative Trends) the Streets” – popular casual designs

•

“H.I.T. the Beach” – cutting edge swimwear

•

“H.I.T. the Gym” – newly designed workout wear incorporating bold color combinations

•

“H.I.T. the Sheets” – line of women’s sleepwear

6.

Secured web site domain www.vbclothinginc.com;

7.

Conducted research on women demographics.

VB Clothing Inc. is attempting to become operational and anticipates sales to begin during the third quarter of operations following the placement of our offering. In order to generate revenues, VB Clothing Inc. must address the following areas:

1.

Finalize and implement our marketing plan: In order to effectively penetrate our targeted market, VB Clothing will use a multi-faceted marketing plan that includes a high-end web site, targeted print media catalogs and magazines, and target specific distribution channels using independent representatives. Independent commissioned sales representatives work as middlemen between VB Clothing and the retailers. Their responsibilities include approaching large retailers, work trade shows and employ creative marketing techniques to attract boutique type retailers and shops.

2.

Tailor or website: VB Clothing has secured the web domain located at www.vbclothinginc.com. The site is currently under construction and we plan to incorporate this site with strategic vertical market e-commerce retailers. We have budget the necessary funding to develop a quality site.

3.

Constantly monitor our market: We plan to constantly monitor our target market and adapt to consumers needs, wants and desires. To be successful we plan to evolve and diversify our product lines to satisfy the consumer.

4.

Run our Company ethically and responsibly: Conduct our business and ourselves ethically and responsibly.

The Company believes that raising $40,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of our garments will be sufficient to support ongoing operations. Unfortunately, this can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services and sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

VB Clothing Inc. currently has one officer and director. This individual allocates time and personal resources to VB Clothing Inc. on a part-time basis and devotes approximately 10 hours a week to the Company.

As of the date of this prospectus, VB Clothing Inc. has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

VB Clothing Inc. has administrative offices located on the premises of our President, Anthony Pasquale, which he provides on a rent free basis. The address is 2087 Desert Prairie, Las Vegas, Nevada 89135.

VB Clothing Inc.’s fiscal year end is September 31.

The Offering

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	4,000,000 shares of common stock, par value $.001

Offering Price per Share:	$.01

Offering Period:

The shares are being offered for a period not to exceed 180 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned from the escrow account and returned to the investors, without interest or deduction.

Escrow Account:

The proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq. Ltd. Escrow Agent f/b/o VB Clothing Inc.” and will be deposited in a non-interest/minimal interest bearing bank account until all offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq. Ltd.. Failure to do so will result in checks being returned to the investor, who submitted the check. VB Clothing Inc. trust agent, Harold P. Gewerter, Esq. Ltd.. acts as legal counsel for VB Clothing Inc. and is therefore not an independent third party.

Net Proceed to Company:	$40,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding Before the Offering:	10,000,000 common shares

Number of Shares Outstanding After the Offering:	14,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to VB Clothing Inc. assets, book value, historical earnings, or net worth.

VB Clothing Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office supplies, product development, wages/contractors, sales and marketing, and general working capital.

The Company has not presently secured an independent stock transfer agent. VB Clothing Inc. has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent will be Triton Stock Transfer, 11248 Vintners Lane, Las Vegas Nevada 89138, having a telephone number of (702) 683-3334.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for VB Clothing Inc. common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from VB Clothing Inc. financial statements. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

VB CLOTHING INC. (A Development Stage Company) Statement of operations For the period from inception (October 15, 2010) to October 22, 2010

October 15, 2010
(Inception)
through
October 22, 2010
Revenues	$-

Operating expenses
General and administrative	8,725
Total expenses	8,725

(Loss) from operations	(8,725)

Income tax benefit (provision)	-
Net (loss)	$(8,725)

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average common shares outstanding	10,000,000

The accompanying notes are an integral part of the financial statements

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

ANTHONY PASQUALE, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 10 HOURS PER WEEK TO COMPANY MATTERS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to be the third quarter of operations. Until that time, the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Anthony. Pasquale. While Mr. Pasquale has business experience including management and accounting, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on October 15, 2010; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

VB Clothing Inc. has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless VB Clothing Inc. begins to generate sufficient revenues to finance operations as a going concern, VB Clothing Inc. may experience liquidity and solvency problems. Such liquidity and solvency problems may force VB Clothing Inc. to cease operations if additional financing is not available. No known alternative resources of funds are available to VB Clothing Inc. in the event it does not have adequate proceeds from this offering. However, VB Clothing Inc. believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not sold any clothing to date and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE PUBLIC'S ACCEPTANCE OF OUR PRODUCT LINES. IF THE PUBLIC DOESN'T FIND OUR CLOTHING DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to develop clothing lines that the market finds desirable and willing to purchase is critically important to our success. We cannot be certain that garments and clothing lines we offer will be appealing to the market and as a result there may not be any demand and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter, or develop new garments or lines of clothing in the future that the markets demand for these will develop and this could adversely affect our business and any possible revenues.

THE LOSS OF THE SERVICES OF ANTHONY PASQUALE COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR CLOTHING LINES, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Anthony. Pasquale. His past experience to lead and nurture small and start-up companies makes the Company dependent on his abilities. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our garments. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE CLOTHING INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET DESIRABLE CLOTHING LINES THAT THE PUBLIC IS WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

VB Clothing Inc. has many potential competitors in the clothing industry. We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products than are available to us.

Some of the Company’s competitors also offer a wider range of clothing lines; have greater name recognition and more extensive customer bases than the Company. These competitors may be able to respond more quickly to new or changing opportunities, fashions and customer desires, undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility. The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share. Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support VB Clothing’s endeavors. VB Clothing cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

VB CLOTHING INC. MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

VB Clothing Inc. has limited capital resources. Unless VB Clothing Inc. begins to generate sufficient revenues to finance operations as a going concern, VB Clothing Inc. may experience liquidity and solvency problems. Such liquidity and solvency problems may force VB Clothing Inc. to cease operations if additional financing is not available. No known alternative resources of funds are available to VB Clothing Inc. the event it does not have adequate proceeds from this offering. However, VB Clothing Inc. believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE MINIMUM OF THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between VB Clothing Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of VB Clothing Inc. is Anthony Pasquale who also serves as its Director, President, Secretary, and Treasurer. Mr. Pasquale acquired 5,000,000 restricted shares of VB Clothing Inc. common stock at a price per share of $0.001 for a $5,000 equity investment and acquired an additional 5,000,000 restricted shares of VB Clothing Inc. common stock at a price per share of $0.001 for services valued at $5,000. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of VB Clothing Inc. common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE ANTHONY PASQUALE, VB CLOTHING INC.’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF VB CLOTHING INC. ISSUED AND OUTSTANDING COMMON STOCK.

Presently Anthony Pasquale, VB Clothing Inc.’s Director, President, Secretary, and Treasurer beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by VB Clothing Inc. security holders, including the election of directors. Mr. Pasquale would retain 71.4% ownership in VB Clothing Inc. common stock assuming the maximum offering is attained. Such concentrated control may also make it difficult for VB Clothing Inc. stockholders to receive a premium for their shares of VB Clothing Inc. common stock in the event VB Clothing Inc. enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of VB Clothing Inc. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $6,000 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about VB Clothing Inc. business, financial condition, and prospects that reflect VB Clothing Inc. management’s assumptions and beliefs based on information currently available. VB Clothing Inc. can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of VB Clothing Inc. assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within VB Clothing Inc.’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that VB Clothing Inc. expects to market, VB Clothing Inc.’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which VB Clothing Inc. functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Selling all of the shares in the offering will result in $40,000 gross proceeds to VB Clothing Inc. We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering:

VB Clothing Inc. intends to use the proceeds from this offering as follows:

Application of Proceeds	$	% of total

Total Offering Proceeds	40,000	100.00

Offering Expenses
Legal & Professional Fees	1,500	3.75
Accounting Fees	3,500	8.75
Blue-sky fees	1,000	2.50
Total Offering Expenses	6,000	15.00

Net Proceeds from Offering	34,000	85.00

Use of Net Proceeds
Accounting Fees	2,500	6.25
Legal and Professional Fees	1,000	2.50
Office Equipment and Furniture	0	0.00
Office Supplies	500	1.25
Product Development [1]	9,000	22.50
Wages/Contractors [2]	6,000	15.00
Sales and Marketing	10,000	25.00
Working Capital [3]	5,000	12.50
Total Use of Net Proceeds	34,000	85.00

Total Use of Proceeds	40,000	100.00

Notes:

1 The category of Product Development includes, but is not limited to creating garment patterns and prototypes.

2 The category of Wages/Contractors includes, but is not be limited to fees associated with contract labor.

3 The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to VB Clothing Inc.’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of VB Clothing Inc.’s issued and outstanding stock. This is due in part because of the common stock issued to the VB Clothing Inc. officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Please refer to the section titled “Certain Transactions”, herein, for more information. VB Clothing Inc. net book value on October 22, 2010 was $(8,725). Assuming all 4,000,000 shares offered are sold, and in effect VB Clothing Inc. receive the maximum estimated proceeds of this offering from shareholders, VB Clothing Inc. net book value will be approximately $0.0025 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0075 per share while the VB Clothing Inc. present stockholder will receive an increase of $0.003 per share in the net tangible book value of the shares that he holds. This will result in an 75.00% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased shares in VB Clothing Inc. previously:

Maximum
Offering
Book Value Per Share Before the Offering	$(0.0005)

Book Value Per Share After the Offering	$0.0025

Net Increase to Original Shareholders	$0.003

Decrease in Investment to New Shareholders	$0.0075

Dilution to New Shareholders (%)	75.00%

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Anthony. Pasquale, the sole officer and director, will sell the shares and intends to offer them to friends, family members and acquaintances. In offering the securities on our behalf, Mr. Pasquale will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. In his endeavors to sell this offering, Mr. Pasquale does not intend to use any mass-advertising methods such as the Internet or print media.

Mr. Pasquale will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Mr. Pasquale is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.

Mr. Pasquale is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

Mr. Pasquale is an office and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.

Mr. Pasquale is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

VB Clothing Inc. (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of VB Clothing Inc. and no public market exists for the securities being offered. The Company is offering the shares on a “self-underwritten”, best-efforts all or none basis directly through our officer and director. The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction. Anthony Pasquale, the sole officer and director of VB Clothing Inc., intends to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officer and director. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The Officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. VB Clothing Inc. will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, VB Clothing Inc. has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if VB Clothing Inc. were to enter into such arrangements, VB Clothing Inc. will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which VB Clothing Inc. has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, VB Clothing Inc. has not identified the specific states where the offering will be sold. VB Clothing Inc. will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq. Ltd. Escrow Agent f/b/o VB Clothing Inc. (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq. Ltd.., 2705 Airport Drive N. Las Vegas, NV 89032. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to VB Clothing Inc. until such a time as the entire offering is sold. If the entire offering is not sold and proceeds received within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00. (See Exhibit 99(b)).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Law Offices of Harold P. Gewerter, Esq. Ltd, Escrow Agent f/b/o VB Clothing Inc., 2705 Airport Drive N. Las Vegas, NV 89032. All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. VB Clothing Inc. reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once VB Clothing Inc. accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

VB Clothing Inc.’s authorized capital stock consists of 70,000,000 shares of common stock with a par value $.001, and 5,000,000 shares of preferred stock with a par value $.001 per share.

COMMON STOCK

VB Clothing Inc.’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

NON-CUMULATIVE VOTING

Holders of VB Clothing Inc. common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of VB Clothing Inc. directors.

PREFERRED STOCK

VB Clothing Inc. has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 5,000,000 shares of preferred stock authorized with a par value $.001 as stated in the Articles of Incorporation. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of VB Clothing Inc. stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, VB Clothing Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. VB Clothing Inc. does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, VB Clothing Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to October 22, 2010, included in this prospectus has been audited by Huang, Kan & Company, LLP 1151 Harbor Bay Pkwy., Suite 101, Alameda, CA 94502. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Offices of Harold P. Gewerter, Esq. Ltd., 2705 Airport Drive, North Las Vegas, Nevada 89032, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

General Information

VB Clothing Inc. incorporated in the State of Nevada on October 15, 2010 under the same name. Since inception, VB Clothing Inc. has not generated revenues and has accumulated losses in the amount of $(8,725) as of October 22, 2010. VB Clothing Inc. has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

VB Clothing Inc. has yet to commence planned operations to any significant measure. As of the date of this Registration Statement, VB Clothing Inc. has had only limited start-up operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from garment sales. VB Clothing Inc. believes that, if it obtains the proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next twelve months.

VB Clothing Inc.’s administrative office is located at 2087 Desert Prairie, Las Vegas, Nevada 89135.

VB Clothing Inc.’s fiscal year end is September 31.

Business Overview

VB Clothing is a development stage women’s fashion design manufacturer located in Las Vegas, Nevada. The company’s initial clothing line consists of the use of a denim and spandex combination to create fashion designs that are unique to the fashion industry. The use of denim and spandex in our designs has positioned the Company where there is limited competition at the present time. We plan to stay on the cutting edge of the constantly changing active/leisure market and create a reputation with the consumer of providing only the most unique and desirable designs. This market dictates that new styles and designs be introduced on a regular basis.

Our initial design is a rear cotton spandex stretch panel denim short that utilizes both denim and spandex in the construction. This current design will be marketed under the brand name “H.I.T. (Hot, Innovative, Trends) the Streets”. Because of its’ versatility, this garment has the stylish design to attract the 15 - 20 year old female market as well as the active comfort to appeal to the fitness industry, it stands alone in the current marketplace.

Current Management is comprised of Anthony Pasquale, CEO and President. Mr. Pasquale has over 5 years of experience in bringing small and development stage companies to successful operations. His leadership experience includes serving as an officer and director on several privately held companies. Mr. Pasquale is an outdoor enthusiast and avid fitness aficionado. Mr. Pasquale distributes part of his time towards the everyday operations and forward movement of the corporation. Mr. Pasquale has identified various contractors that have expressed an interest in working with him to further the business of the Company. One contractor in particular brings over 18 years of industry experience in active/leisure design, manufacturing, and distribution.

Acknowledging the inherent risks involved in fashion design, we will assess the need for any patents or trademarks on a continuing basis to protect our main design(s). Once the process is initiated, designs are initially protected under the Patent Pending Process provision while completing the full patenting process. This protection will cover the United States, initially, also giving first priority to the European Community.

Product Development

The original thought behind the design/concept was to target the bodybuilding sector. As Mr. Pasquale has nurtured his original design, so has the marketing potential and crossover to the active/leisure market. The current design incorporates the use of denim (as the front panel of the short) and cotton spandex (the rear panel of the short). Utilization of these two time-tested popular mediums gives VB Clothing versatility in marketing no other company is currently experiencing.

Immediate goals include the development of a full line of this innovative active/leisure wear comprised of shorts, tops, Tees, and hats. Using creative marketing strategies sales can potentially reach local and foreign markets on an extensive scale. VB Clothing was the first company to combine denim with cotton spandex and the newest “H.I.T. the Streets” designs incorporate the most popular details into one garment. It has the potential to achieve all marketing expectations. Aggressive plans are to develop the “H.I.T. Series” to include H.I.T. the Beach, (cutting edge swimwear designs currently on the design board), H.I.T. the Gym (newly designed workout wear with bold color combinations) and an exciting new women’s sleepwear line “H.I.T. the Sheets”

Clearly defined goals, both short and long term, will be an intricate part of the daily decision making process within the organization. It is with these defined goals in mind that allows VB Clothing to feel confident with the many decisions required to maintain progressive working concepts. Within the next 12 months VB Clothing plans to have all current design board projects patterned, prototyped, and manufacturing requirements completed for wholesale and direct markets.

Long term, VB Clothing has adopted a basic outline by which future goals will be established. As certain milestones are achieved at existing levels, new areas of design and production will be added. These new areas translate into the introduction of unisex designs and then the transition into men’s fashions. As a part of VB Clothing’s progressive attitude, evidenced by its designs, VB Clothing will always be striving to stay ahead in this increasingly competitive market using new and innovative designs. VB Clothing’s intentions are to portray itself as an innovative leader in the active/leisure sector.

Industry Analysis and Competition

Industry and Trend Analysis

Denim is a $15.8 billion industry with low margins and soaring profits. The market for high-end designer denim has ballooned since 7 For All Mankind first hit the scene in 2000 with its pioneering pants. In 2006, jeans sales totaled $15.8 billion, up from $15.2 billion a year earlier and $14 billion in 2004, according to market research firm NPD Group Inc.

With prices now ranging from $150 to $250 for a pair of high-end jeans it's no wonder that new brands are emerging all the time, each trying to distinguish itself with different trims, washes, construction and - especially - stitching on the back pockets. As long as customers continue to want the next, best, latest jeans without much resistance to higher prices, the denim garment market will continue to provide opportunity for smaller independent manufacturers trying to acquire market share.

There is no doubt as to the popularity of denim evidenced by the success of Levi Strauss, a company whose profits are primarily based on denim products. Other companies such as Guess, Rock & Republic, True Religion, Paige, Citizens of Humanity, Antik, AG Adriano Goldschmied, and Calvin Klein have also enjoyed recent dramatic success attributed to denim popularity.

However, VB Clothing does not stop with denim. It incorporates all popular dimensions of active/leisure wear. Cotton spandex has also gained in popularity inside the active/leisure market. Additionally, with the advance of the “fitness craze” the workout wear market has become increasingly lucrative. Crossover usage between workout wear and active/leisure wear has also become a standard in today’s progressive fashion markets. The comfort of cotton and the form-fitting look of spandex have been combined to create a look that is highly accepted in today’s fashion world.

Delineation of the Market Area and Identification of Target Markets

Allowing for error of ± 2% in population studies compiled to date, there are 570 million teen aged women in the developed countries VB Clothing could potentially affect with its marketing. If aggressive marketing were to affect only 0.5%, that would translate into an active customer base of approximately 3 million teen aged women. We plan for wholesale profit margins ranging from $4.00 to $8.00 per garment and double that with direct retail. With the introduction of an 8-piece garment line into the fashion market, sales possibilities multiply with the ability of the consumer to choose its style preference within our line. Because of the novelty of the designs and subsequent patent protections, a substantial market share may be obtained.

Fashion industry marketing seems to have only one worldwide boundary, the demarcation between developed and undeveloped countries. The planned market areas will include North America, South America, Europe, Australia, and Asia.

1.

Young Women Aged 15 to 21: This is the main target sales demographic to be exploited by VB Clothing Corp. These young girls are pre-budget age and tend to be spontaneous wave buyers. Their purchases are predicated on what is being bought by their friends and little attention is given to cost especially within the $40.00 - $70.00 pricing range. Most of VB Clothing fashions will be priced within that range.

2.

College Women: The vast number of college girls within the main demographic. With the introduction of garments in school colors, traditional school support can be realized. Through the versatile use of the denim and spandex panels, each representing one team color, the finished garment becomes an emotional purchase.

3.

Fitness Advocates: Because the garment is not only uniquely stylish, but also very functional and practical for exercise, the loyal demands of the fitness market can be met. This is a very lucrative sector as the fitness industry has experienced tremendous growth over the past 10 years with no apparent slowing in sight.

4.

Beach Wear: Utilizing the fact that the garment is extremely form fitting, it can be worn as beach attire for activities that happen along the waters’ edge, to include roller-blading, bike riding, as well as jogging and walking.

5.

Motorcyclists: with the constantly growing popularity of street motorcycling as a hobby, combined with the versatility of VB Clothing garments, a preliminary offering will be made to provide exclusive garments in Harley Davidson colors. This offering would give Harley Davidson sole use of the “Black and Orange” combination to coincide with Harley’s trademark.

Marketing

VB Clothing will employ three (3) major marketing strategies in an effort to gain market share in the active/leisure market. Online Marketing via the Internet, Outside Commissioned sales force, and print media adds. These strategies are listed in order of budget requirement to allow VB Clothing the ability to use revenues gained from the most cost effective method of marketing (online via internet) to fund the more expensive but valuable method of marketing (commission sales) and subsequently using revenues from both of the previous to fund the most expensive and very effective form of marketing and product branding (print media).

Online Marketing

Americans spent more online on clothing in 2006 than they did on computer hardware and software for the first time in history, according to the first part of “The State of Retailing Online 2007,” the tenth annual Shop.org study conducted by Forrester Research, which surveyed 170 retailers.

The report found the apparel, accessories and footwear category reached $18.3 billion in 2006 and is expected to hit $22.1 billion in 2007, when 10 percent of all clothing sales are expected to occur online, in part because of liberal shipping policies and new technologies that allow consumers to better “see” what they’re buying

Given the above statistic along with the relative ease and cost effectiveness in creating an online marketing presence, VB Clothing feels that once the garments have been produced, it can start generating revenues with comparatively little cash outlay. Through the online tools offered by companies like Google, E-Bay, and Craig’s List, VB Clothing will be able to reach a global audience with the same capital as used to be necessary to reach a very local limited market.

Commissioned Sales Force

Once revenues are generated from online sales and a full line of products have been prototyped, developed, and produced, VB Clothing’s plan is to implement sales via an outside commissioned sales force. The only costs to the company is the creation of samples for each and every sales person to have as well as print media to properly promote all of the products. With the introduction of a full fashion line VB Clothing plans to be represent in all major fashion marts located in Los Angeles, Chicago, New York, and Dallas. All formal representation will be done on a commission basis. With available investment capital, it will be possible to supply all major distributors with the necessary samples for proper displaying.

Print Media

In order to properly brand the VB Clothing products and extensive print media campaign will have to be utilized. The pitfall to this method of marketing and branding is the relative high cost when compared to online marketing and commissioned sales. Although online sales growth statistics are overwhelmingly positive, strong competitors in the apparel industry still rely on traditional print media for product marketing and more importantly, product branding. Because of the high cost involved in this medium, VB Clothing realizes that it will need to generate increased revenues to be able to compete in this medium. Advertising statistics show that a consumer generally needs to see a product 4 – 6 times prior to actively participating in a purchase. Most rate cards for monthly publications are designed for the advertiser to purchase 6 consecutive months of advertising space to be effective in achieving its marketing/branding goal.

Media advertising will be monitored closely and handled as efficiently as possible. With magazine advertising costs mentioned above, publications will be carefully selected. Joint advertising campaigns will be encouraged between VB Clothing and larger distributors such as department stores. Joint campaigns are a viable way to stretch the advertising dollar. Markets intended to be covered in our monthly media effort will include sports, motorcycle, beach, and casual wear worlds. With the associated costs, photography and models, a six month print media campaign can be quite expensive for our Company at the present. VB Clothing has done the necessary due diligence on this marketing medium and plans to incorporate this in our next phase of operations.

12 Month Growth Strategy and Milestones

Our mission is to maximize shareholder value through expanding the scope of operations and evaluating and cultivating new and alternative revenue generating opportunities. The Company is committed to development of new and innovative products. While a strategic and wisely executed marketing campaign is key to expanding our wholesale and retail customer base; providing new, cutting-edge, innovative products will ensure a solid operation built for long-term success.

Note: The Company planned the milestones based on quarters following the closing of the offering.

Quarter

0-3 Months

-Finish garment designs currently proposed

-Create patterns and prototypes

-Explore online marketing options

-Interview Photographers

-Interview Models

4-6 Months

-Begin development of Online Marketing Website

-Hire photographer and determine photo shoot layout

-Hire model and prepare garments for photo shoot

-Continue design work on HIT the BEACH

-1st Photo Shoot

-Negotiate for online merchant account

7-9 Months

-Finish Website “look and feel” design with full e-commerce

-Add content to website from photo shoot

-Integrate shopping cart for online sales

-Determine online marketing venues based on budget (Google; E-Bay; vertical apparel markets)

10-12 Months

-Analyze online marketing and make necessary changes for increased sales

-Continue to develop “HIT the Beach” swimwear

-Prepare for year 2 marketing with commission sales force

Patents and Trademarks

At the present we do not have any patents or trademarks.

Acknowledging the inherent risks involved in fashion design, we will assess the need for any patents or trademarks on a continuing basis to protect our main design(s). Once the process is initiated, designs are initially protected under the Patent Pending Process provision while completing the full patenting process. This protection will cover the United States, initially, also giving first priority to the European Community.

Need for any Government Approval of Products or Services

We do not require any government approval for our products or services.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our proposed business the Company has not spent any funds on research and development activities to date. VB Clothing does plan to spend funds on Product Development as detailed in sections titled “Use of Proceeds”, “Description of Business” and “Management’s Discussion and Analysis or Plan of Operation”.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Anthony Pasquale who currently devotes 10 hours a week to our business and is responsible for the primary operation of our business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

VB Clothing Inc. uses an administrative office located at 2087 Desert Prairie, Las Vegas, Nevada 89135. Mr. Pasquale, the sole officer and director of the Company provides the office space free of charge and no lease exists. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•

Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

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Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

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Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

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Contains a toll-free number for inquiries on disciplinary actions;

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Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

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Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

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The bid and offer quotations for the penny stock;

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The compensation of the broker-dealer and its salesperson in the transaction;

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The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

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Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent. VB Clothing Inc. has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent will be Triton Stock Transfer, 11248 Vintners Lane, Las Vegas Nevada 89138, having a telephone number of (702) 938-5151.

FINANCIAL STATEMENTS

VB CLOTHING INC.

(A Development Stage Company)

Financial Statements

For the period from the date of inception on October 15, 2010 to

October 22, 2010

VB CLOTHING INC.

(A Development Stage Company)

Financial Statements

For the period from the date of inception on October 15, 2010 to

October 22, 2010

Sam Kan & Company 1151 Harbor Bay Pkwy., Suite 101 Alameda, CA 94502 Phone: 510.517.7874 Fax: 866.848.1224 http://www.skancpa.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

VB Clothing Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of VB Clothing Inc. (the Company), as of October 22, 2010, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from the date of inception on October 15, 2010 to October 22, 2010 then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 22, 2010, and the results of its operations and cash flows for the period from the date of inception on October 15, 2010 to October 22, 2010 then ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of October 22, 2010, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company,

November 9, 2010

Alameda, California

VB Clothing Inc.
(A Development Stage Company)
Balance Sheet

October 22
2010
ASSETS

Current assets
Cash and cash equivalents	$2,675
Total current assets	2,675

Total assets	$2,675

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable	$900
Advance from shareholder	500
Total current liabilities	1,400

Total liabilities	1,400

Stockholders' (Deficit) Equity
Preferred Stock: $.001 par value, 5,000,000 shares authorized, zero shares issued and outstanding as of October 22, 2010	-
Common Stock: $.001 par value, 70,000,000 shares authorized, 10,000,000 shares issued and outstanding as of October 22, 2010	10,000
Additional paid-in capital	-
Accumulated deficits	(8,725)
Total stockholders' (deficit) equity	1,275

Total liabilities and stockholders' (deficit) equity	$2,675

See accompanying notes to financial statements

VB Clothing Inc.
(A Development Stage Company)
Statement of Operations

For the Period from Inception on October 15, 2010 to October 22, 2010

Revenue	$-

Expenses
General and administrative	8,725
Total expenses	8,725

Net loss	$(8,725)

Basic loss per common share	$(0.00087)

Weighted average shares outstanding	10,000,000

See accompanying notes to financial statements

VB Clothing Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' (Deficit) Equity

	Preferred Stock		Common Stock		Additional paid in capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, October 15, 2010 (Inception)
Common stock issued for cash	-	$-	5,000,000	$5,000	$-	$-	$5,000
Common stock issued for service	-	-	5,000,000	5,000	-	-	5,000
Net Loss, Period ended October 22, 2010	-	-	-	-	-	(8,725)	(8,725)
Balance, October 22, 2010	-	$-	10,000,000	$10,000	$-	$(8,725)	$1,275

See accompanying notes to financial statements

VB Clothing Inc.
(A Development Stage Company)
Statement of Cash Flows

For the Period from October 15, 2010 (Inception)\ to October 22, 2010
Cash flows from operating activities
Net loss	$(8,725)
Issuance of common stock for services	5,000
Adjustments to reconcile net income to net
cash used by operating activities:
Accounts payable	900
Net cash used in operating activities	(2,825)

Cash flows from investing activities	-

Cash flows from financing activities
Advance from shareholder	500
Proceeds from sale of stock	5,000
Net cash provided by financing activities	5,500

Net change in cash	2,675

Cash at beginning of period	-

Cash at end of year	$2,675

Supplemental cash flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Supplemental non-cash financing activities:
Issuance of Common Stock for Services	$5,000

See accompanying notes to financial statements

VB Clothing Inc.

 (A Development Stage Company)

Notes To Financial Statements

For the period from the date of inception on October 15, 2010 to

October 22, 2010

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of VB Clothing Inc. (the “Company”), a company organized in the state of Nevada (A Development Stage Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

The Company was incorporated in the State of Nevada on October 15, 2010. The company’s administrative office is located at 2087 Desert Prairie, Las Vegas, Nevada 89135, and its fiscal year end is September 31. The Company’s principal business objective is offering and selling active/leisure fashion design clothing. The Company plans to offer a full line of active/leisure wear including tops, shorts, T-shirts, and hats.  Initial efforts have focused on finalizing our initial line of designer jeans and shorts for women.  The Company’s long-term goal is to develop unisex clothing followed by the transition into men’s fashions. The Company’s operations have been limited to general administrative operations and it is attempting to become operational and anticipates sales to begin during the third quarter of operations following the placement of its offering.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $2,675 in cash and cash equivalent at October 22, 2010.

Revenue and Cost Recognition

The Company has no revenues to date from its operations.  Once revenues are generated, management will establish a revenue recognition policy.

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables.  If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, management’s estimates of the recoverability of the amounts due to the Company could be overstated, which could have a negative impact on operations. Since the Company has been in the developmental stage since inception and has no operations to date, there was no accounts receivable at October 22, 2010.

Advertising

Advertising costs are generally expensed as incurred and are included in general and administrative expenses in the accompanying statement of operations for the inception period of October 15, 2010 to October 22, 2010. As of October 22, 2010, there was no advertising costs incurred.

Professional Fee

Professional Fees are generally expensed as incurred and are included in general and administrative expenses in the accompanying statement of operations for the inception period of October 15, 2010 to October 22, 2010. As of October 22 2010, there is $2,500 professional fee incurred for the purpose of audit service.

VB Clothing Inc.

 (A Development Stage Company)

Notes To Financial Statements

For the period from the date of inception on October 15, 2010 to

October 22, 2010

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Legal Fee

Legal Fees are generally expensed as incurred and are included in general and administrative expenses in the accompanying statement of operations for the inception period of October 15, 2010 to October 22, 2010. As of

October 22 2010, there is $900 Legal fee incurred for the purpose of setting up the Company.

Stockholders’ Equity: Common and Preferred stock

The Company's articles of incorporation provide for the authorization of seventy million (70,000,000) shares of common stock and five million (5,000,000) shares of preferred stock with par values of $0.001. Common stock holders have all the rights and obligations that normally pertain to stockholders of Nevada corporations.  As of October 22, 2010 the Company had 10,000,000 shares of common stock issued and outstanding.  The Company has not issued any shares of preferred stock.

Basic Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Accounting for Earnings Per Share.  Under the provisions of ASC 260, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding since inception.  As of October 22, 2010 the Company had 10,000,000 common shares outstanding.  As of October 22, 2010 and since inception, the Company had no dilutive potential common shares.

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

	Loss	Shares	Per Share
	(Numerator)	(Denominator)	Amount
From Inception on October 15, 2010 to Period Ended October 22, 2010	$(8,725)	10,000,000	$(.00087)

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Provision for Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax liabilities and assets as of October 22, 2010 are as follows:

VB Clothing Inc.

 (A Development Stage Company)

Notes To Financial Statements

For the period from the date of inception on October 15, 2010 to

October 22, 2010

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred tax assets:
Net operating loss	$8,725
Income tax rate	34%
2,967
Less valuation allowance	(2,967)
$-

Through October 22, 2010, a valuation allowance has been recorded to offset the deferred tax assets, including those related to the net operating losses.  During the period ended October 22, 2010, the Company determined that it was more likely than not that it would not realize its deferred tax assets and a valuation allowance was recorded.  At October 22, 2010, the Company had approximately $8,725 of federal and state net operating losses.  The net operating loss carry forwards, if not utilized will begin to expire in 2027.

Reconciliations of the U.S. federal statutory rate to the actual tax rate follows for the period ended October 22, 2010 is as follows:

U.S. federal statutory income tax rate	34.0%
State tax - net of federal benefit	0.0%
34.0%
Increase in valuation allowance	(34.0%)
Effective tax	0.0%

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  The Company is subject to uncertainty of future events, economic, environmental and political factors and changes in the Company's business environment; therefore, actual results could differ from these estimates.  Accordingly, accounting estimates used in the preparation of the Company's financial statements will change as new events occur and that more experience is acquired, as additional information is obtained and as the Company's operating environment changes.  Changes are made in estimates as circumstances warrant.  Such changes in estimates and refinement of estimation methodologies are reflected in the statements.

Fair Value of Financial Instruments

The financial accounting regulation, ASC 825-10-50, Disclosures about Fair Value of Financial Instruments, requires the determination of fair value of the Company’s financial assets and liabilities.  The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies.  The carrying amounts of financial instruments including cash and advance from shareholder approximate their fair value because of their short maturities.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued guidance to remove the requirement for an entity that files financial statements with the SEC to disclose a date through which subsequent events have been evaluated.  The adoption of this guidance during our current fiscal quarter did not have any impact on our Consolidated Financial Statements.

On July 1, 2009, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ (“ASC”) became the sole source of authoritative Generally Accepted Accounting Principles (“GAAP”) literature recognized by the Financial Accounting Standards Board for financial statements issued for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the Security Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Except for applicable SEC rules and regulations and a limited number of grandfathered standards, all other sources of GAAP for nongovernmental entities were superseded by the issuance of ASC. ASC did not change GAAP, but rather combined the sources of GAAP and the framework for selecting among those sources into a single source. Accordingly, the adoption of ASC had no impact on the financial results of the Company.

VB Clothing Inc.

 (A Development Stage Company)

Notes To Financial Statements

For the period from the date of inception on October 15, 2010 to

October 22, 2010

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In June 2009, the FASB issued FAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles,” which now resided with ASC 105, “Generally Accepted Accounting Principles.” ASC 105 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.The Company does not expect the adoption of ASC 105 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R),” which now resides with ASC 810, “Consolidation.” ASC 810 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in ASC 860, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASC 810 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 140/166, “Accounting for Transfers of Financial Assets,” an amendment of FAS 140, which now resides with ASC 860, “Transfers and Servicing.” ASC 860 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance , and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASC 860 to have an impact on the Company’s results of operations, financial condition or cash flows.

In May 2009, the FASB issued FAS 165, “Subsequent Events,” which now resides with ASC 855, “Subsequent Events.” This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). ASC 855 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material impact on the Company’s financial condition or results of operation.

Long-lived Assets-Technology

The Company’s technology is recorded at its cost. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

As of October 22, 2010, the Company did not have any long-lived assets. The above accounting policies will be adopted upon the Company maintains any long-lived assets.

Concentration of Risk

A significant amount of the Company’s assets and resources are dependent on the financial support of the shareholders, should the shareholders determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

VB Clothing Inc.

 (A Development Stage Company)

Notes To Financial Statements

For the period from the date of inception on October 15, 2010 to

October 22, 2010

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

As of October 22, 2010 the Company does not own any property and/or equipment. The Company currently is using one of the shareholders primary residences as office space. The company does not pay rent for the use of the space.

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system.  For audit purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

NOTE B – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $8,725 for the period from inception to October 22, 2010. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE C – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

VB Clothing Inc.

 (A Development Stage Company)

Notes To Financial Statements

For the period from the date of inception on October 15, 2010 to

October 22, 2010

NOTE C – INCOME TAXES (Continued)

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

NOTE D – COMMON STOCK

The Company's articles of incorporation provide for the authorization of seventy million (70,000,000) shares of common stock and five million (5,000,000) shares of preferred stock with par values of $0.001. Common stock holders have all the rights and obligations that normally pertain to stockholders of Nevada corporations.  As of October 22, 2010 the Company had 10,000,000 shares of common stock issued and outstanding.  The Company has not issued any shares of preferred stock.

On October 15, 2010 the Company issued 5,000,000 shares of common stock at $0.001 par value to Anthony Pasquale, the Company’s president and shareholder for services provided valued at $5,000.

On October 15, 2010 the Company issued 5,000,000 shares of common stock at $0.001 par value to Anthony Pasquale, the Company’s president and shareholder for capital investment totaling $5,000.

NOTE E – RELATED PARTY TRANSACTIONS

The issuance of common stock to Anthony Pasquale was a related party transactions due to the fact that Anthony Pasquale the President/Chief Executive Officer/Secretary/Chief Financial Officer/Principle Accounting Officer of the company. Anthony Pasquale is the company’s sole officer and director, and the company currently operating out of the premises of Mr. Pasquale, the officer and director of the Company, on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

The company does not currently have any conflicts of interest by or among its current officer, director, key employee or advisors.  The company has not yet formulated a policy for handling conflicts of interest, however, the company  intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

A loan was advanced from the Company’s president/CEO, Anthony Pasquale in the amount of $500 as of October 22, 2010.

NOTE F – SUBSEQUENT EVENTS

Management has reviewed material subsequent events in accordance with FASB ASC 855 “Subsequent Events”. No additional disclosures required.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $8,725 for the period from inception to October 22, 2010. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception through October 22, 2010. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$5,175
Total assets	$5,175
Total liabilities	$500
Shareholders’ equity	$4,675

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $8,725 for the period from Inception to October 22, 2010. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs. Our 12 month budget is based on minimum operations which will be completely funded by the $40,000 raised through this offering. If we begin to generate profits we will increase our marketing and sales activity accordingly. We estimate sales to begin in the third quarter following closing of the offering. Because our business is driven by actual sales of garments, our revenue requirements will be reviewed and adjusted based on those actual sales. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

0- 3 MONTHS

Management will concentrate on the completion of the Registration Statement and finish the garment designs currently proposed. We estimate this will cost approximately $2,000 and have budget this cost in the Wages/Contractor line item in the Use of Proceeds. The Company will also start working on creating the patterns and prototypes. VB Clothing estimates this will cost approximately $2,000 and this amount is budgeted in the Product Development line item in the Use of Proceeds. VB Clothing also plans to explore online marketing options and interview photographers and models. The Company does not anticipate any fees associated with these duties and if any costs do arise they will come from the Working Capital line item in the Use of Proceeds.

4-6 MONTHS

VB Clothing has secured the web domain www.vbclothinginc.com and plans on developing our Online Marketing Website at an initial cost of approximately $1,750 and is budgeted in the Sales and Marketing line item of the Use of Proceeds. During this timeframe, the Company plans to hire a photographer, determine a photo shoot layout, hire a model and prepare garments for a photo shoot. The Company estimates this will cost approximately $1,750 and is budgeted in the Sales and Marketing line item. The Company will continue design work on the “HIT the BEACH” clothing line. We have budgeted $2,000 from Wages/Contractor line item to address this item. The Company plans to start negotiations for an online merchant account during this timeframe.

7-9 MONTHS

Purchase garments for sale and promotional distribution efforts we have budgeted at a cost of approximately $7,000. This cost is budgeted in the Product Development line item of the Use of Proceeds. We plan to finish the website “look and feel” design with full e-commerce and add the content of the photo shoot. The website will integrate a “shopping cart” for online sales and we will determine online marketing venues such as Google, E-Bay and other vertical market venues. The Company estimates it will cost a maximum of approximately $5,000 for this project and this budgeted in the Sales and Marketing line item of the Use of Proceeds.

10-12 MONTHS

Analyze online marketing efforts and make necessary changes for increasing sales. The Company plans to continue to develop and expand the “HIT the BEACH” swimwear clothing line. The Company has allocated $1,500 from the Sales and Marketing budget and $2,000 from the Wages/Contractor budget to address the plans listed. At this timeframe or sooner, the Company plans to prepare a detailed two year marketing plan incorporating a commissioned sales force.

Note: The Company planned the milestones based on quarters following the closing of the offering. Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

CRITICAL ACCOUNTING POLICIES

A.

BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting. The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected an September 31, year end.

B.

BASIC EARNINGS PER SHARE

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period. There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from inception (October 15, 2010) to October 22, 2010.

C.

CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $5,175 in cash and cash equivalent at October 22, 2010.

D.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E.

INCOME TAXES

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is September 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of incorporation, October 15, 2010, to October 22, 2010 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is et forth below:

Name	Age	First Year as Director	Position
Anthony Pasquale	30	October 2010	President, Chief Executive Officer, Secretary, Chief Financial Officer, Principle Accounting Officer, Sole Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

ANTHONY PASQUALE, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. Pasquale has been instrumental in the development stage and start-up phase of several small businesses since 2005. Prior business leadership experience includes serving as an officer and director on several privately held companies. He is the founder of VB Clothing Inc. and is the General Manager of Operations for Lifestyle Fitness in Las Vegas. Mr. Pasquales’ responsibilities include managing the acquisitions of properties and the oversight of construction new and existing projects. Mr. Pasquale attended University of Nevada Las Vegas for business management.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director receives no compensation, other than shares of common stock previously issued, for his services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Anthony Pasquale President, Secretary, Treasurer, and Director	2010	-	-	-	10,000,000	-	-	-

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the date of incorporation on October 15, 2010, VB Clothing Inc. compensated Mr. Pasquale, the president, secretary and treasurer, 5,000,000 shares of common stock for services valued at $5,000 on October 18, 2010. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed. We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Percent of Class
			Before Offering	After Offering (3)
Common	Anthony Pasquale, President, CEO, and Director	10,000,000	100%	71%

All Officers and Directors as a Group		10,000,000	100%	71%

1. The address of each executive officer and director is c/o VB Clothing Inc., 2087 Desert Prairie, Las Vegas, Nevada 89135.

2. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3. Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock) by VB Clothing Inc. The aggregate amount of shares to be issued and outstanding after the offering is 14,000,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 10,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anthony Pasquale is our sole officer and director. We are currently operating out of the premises of Mr. Pasquale, the officer and director of our Company, on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On October 18, 2010 the Company issued a total of 5,000,000 shares of common stock to Mr. Pasquale for services valued at $5,000 or at $0.001 par value.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by VB Clothing Inc. in connection with registering the sale of the common stock. VB Clothing Inc. has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$1,500
Accounting Fees	$3,500
Blue Sky Qualifications	$1,000

Total:	$6,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

VB Clothing Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. VB Clothing Inc. indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at VB Clothing Inc. request as an officer or director. VB Clothing Inc. may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, VB Clothing Inc.’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, VB Clothing Inc. shall indemnify any director, officer and employee as follows: Every director, officer, or employee of VB Clothing Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of VB Clothing Inc. or is or was serving at the request of VB Clothing Inc. as a director, officer, employee or agent of VB Clothing Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of VB Clothing Inc.. VB Clothing Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of VB Clothing Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

The Issuer has not since inception raised any funds through sales of its common stock.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

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EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit
3.1	Articles of Incorporation
3.2	Bylaws
5	Opinion of Harold P. Gewerter, Esq. Ltd..
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)
99	Additional Exhibits
a) Subscription Agreement

UNDERTAKINGS

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, VB Clothing Inc. includes the following undertakings in this Registration Statement:

The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on November 12, 2010.

VB Clothing Inc.
(Registrant)

By: /s/ Anthony Pasquale
Anthony Pasquale
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Anthony Pasquale Anthony Pasquale	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	November 12, 2010

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